UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) January 27, 1998 (January 26,
                                     1998)

                           SWEETHEART HOLDINGS INC.*
             (Exact name of registrant as specified in its charter)

                        Commission file number 33-64814


                Delaware                               06-1281287
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)               Identification No.)

 10100 Reisterstown Road, Owings Mills,                  21117
                Maryland                               (Zip Code)
(Address of principal executive office)


        Registrant's telephone number, including area code: 410/363-1111




*The Registrant is the guarantor of the 9 5/8% Senior Secured Notes due 2000 and the 10 1/2% Senior Subordinated Notes due 2003 (collectively, the "Notes") of Sweetheart Cup Company Inc., a wholly owned subsidiary of the Registrant.


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ITEM 5 - OTHER EVENTS


Baltimore, MD - January 26, 1998 -- Sweetheart Holdings Inc. today announced financial results for the first quarter ended December 31, 1997.

Net sales for the first fiscal quarter were $202 million, equal to prior year. Volume gains were achieved across most product categories, offset by unfavorable price comparisons caused by the general price erosion experienced during 1997. Gross margin improved significantly, with a $37.6 million result representing a $12.4 million or 49% improvement over the prior year. Net earnings also benefited from a $3.5 million gain on the sale of the bakery division, and the reported net loss before tax of $12.7 million reflected a $10.4 million or 45% improvement over the prior year. First quarter EBITDA of $9.7 million compared favorably to a $2.0 million negative EBITDA in the first quarter of 1997.

Bill McLaughlin, President and Chief Executive Officer commented, "We are very pleased with the first quarter results. Our earnings historically follow a seasonal pattern, with the first quarter typically being our slowest period. In addition, our industry is still experiencing an intense level of competition, mostly in the form of pricing in the marketplace. Despite this, our earnings for the quarter show significant improvement year on year. Much of this can be attributed to the positive impact of cost reduction plans implemented in fiscal 1997, including plant consolidation and manufacturing and operational process improvements."

Sweetheart Holdings, based in Owings Mills, MD, is a leading manufacturer of disposable foodservice and food packaging products. Sweetheart, a privately held company, is the issuer of public debt.

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Such forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SWEETHEART HOLDINGS INC.



                                   By:  /s/ William F. Spengler
                                       ---------------------
                                       William F. Spengler
                                       Vice President, Finance and
                                       Chief Financial Officer



Date:     January 27, 1998